UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2019

FlexShopper, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 353-9289

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On January 29, 2019, FlexShopper, LLC (the “Tenant”), a wholly-owned subsidiary of FlexShopper, Inc., entered into an Office Lease (the “Lease”) with Mainstreet CV North 40, LLC (the “Landlord”) for the leasing of approximately 21,622 rentable square feet, which the Company expects to use for its new principal executive offices and for its call center, located at 901 Yamato Road, Boca Raton, Florida 33431 (the “New Headquarters”). The term of the Lease and the Tenant’s obligation to pay rent thereunder will commence on the later of: (i) July 1, 2019 or (ii) substantial completion of certain improvements to the New Headquarters to be made by the Landlord pursuant to the terms of the Lease (the “Commencement Date”). The Lease is conditioned on the Tenant obtaining a zoning confirmation letter from the City of Boca Raton on or before February 28, 2019. Under the Lease, the Tenant will lease the New Headquarters from the Landlord for an initial term of nine years (the “Initial Term”), with a one-time option held by the Tenant to extend the term of the Lease for an additional five years. Under the Lease, the Tenant will pay to the Landlord base annual rent in the first year in monthly installments of $31,532, with payments under the Lease increasing by 3% on each yearly anniversary of the Commencement Date throughout the Initial Term.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description set forth in Item 1.01 – Entry into Material Definitive Agreement is incorporated by reference into this Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

February 1, 2019	By:	/s/ Brad Bernstein
Brad Bernstein, Chief Executive Officer

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